Exhibit 5.1

ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX www.foley.com CLIENT/MATTER NUMBER 106876-0129

April 21, 2025

FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, Connecticut 06810

Re:	FuelCell Energy, Inc. Fifth Amended and Restated 2018 Omnibus Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for FuelCell Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 750,000 shares of common stock, par value $0.0001 per share, of the Company (the “Omnibus Plan Shares”) that may be issued pursuant to the FuelCell Energy, Inc. Fifth Amended and Restated 2018 Omnibus Incentive Plan (the “Omnibus Plan”).

In connection with our representation, we have examined: (i) the Omnibus Plan; (ii) the Registration Statement; (iii) the Certificate of Incorporation of the Company, as amended; (iv) the Third Amended and Restated By-laws of the Company; (v) resolutions of the Board of Directors of the Company relating to the Omnibus Plan and the issuance of the Omnibus Plan Shares thereunder; and (vi) such other documents and records as we have deemed necessary to enable us to render this opinion. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents, certificates, and instruments submitted to us as copies.

We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof, other than as expressly stated herein with respect to the issuance of the Omnibus Plan Shares.

Based upon and subject to the foregoing, we are of the opinion that the Omnibus Plan Shares covered by the Registration Statement, when issued and paid for pursuant to the terms and conditions of the Omnibus Plan, and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

AUSTIN | BOSTON | BRUSSELS | CHICAGO | DALLAS | DENVER | DETROIT | HOUSTON | JACKSONVILLE | LOS ANGELES MADISON | MEXICO CITY | MIAMI | MILWAUKEE | NEW YORK | ORLANDO | RALEIGH | SACRAMENTO | SALT LAKE CITY SAN DIEGO | SAN FRANCISCO | SILICON VALLEY | TALLAHASSEE | TAMPA | TOKYO | WASHINGTON, D.C.

April 21, 2025

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ FOLEY & LARDNER LLP

FOLEY & LARDNER LLP